EXHIBIT 99.2

NEWS RELEASE
Texas Rare Earth Resources Corp., 304Inverness Way South, Suite 365, Englewood, CO80112

For more information contact:
Nadine Wakely Director, Investor Relations
Phone: 303.597.8737
Email: nwakely@trer.com

Texas Rare Earth Resources Contracts Gustavson Associates, LLC
to Perform Scoping Study at Round Top Heavy Rare Earth Project

Provides extensive, global mining industry experience

Denver, CO and Sierra Blanca, TX, November10, 2011-- Texas Rare Earth Resources Corp. (OTCQB: TRER), a heavy rare earths exploration and development company, today announced that Gustavson Associates, LLC, a subsidiary of Walsh Environmental Scientists and Engineers and its parent company, Ecology and Environment, Inc. (NASDAQ: EEI) has been contracted to perform the scoping study at the Round Top Rare Earth project in Texas.  Gustavson has more than 29 years experience in the mining business, specializing in minerals and hydrocarbon exploration, production, and evaluation.  In the minerals sector, their experience and capabilities focus on evaluation of exploration opportunities, computerized mineral resource and reserve estimation, project financing, due diligence, feasibility studies, appraisals and valuations, and qualified person reports.  Having completed several feasibility studies, due-diligence and independent engineer projects as well as numerous technical reports under Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) in just the last year, Gustavson Associates has been involved in several well-known projects to include the Yauricocha deposit in Peru, the Contact Copper Project, the Pan Gold Project and the Pinson Gold Project in Nevada.

Anthony J. Garcia, the Company’s Senior Vice President of Project Development, commented, “Our drilling and metallurgical testing activities have advanced sufficiently that we can now initiate the preliminary economic assessment, or scoping study, and have engaged a highly regarded and very qualified firm in Gustavson to complete a technical report which we have requested to be NI 43-101 compliant.  The scoping study, which we expect to move us forward in the definition of the resource and de-risking of the project, is anticipated to provide the required environmental baseline analysis, archaeological study and also to clarify land requirements, as well as provide the mapping and testing of water sources while defining the boundaries of the project.  The outcome will be various financial scenarios for consideration.  We expect the study to be completed by mid-2012.”

The Gustavson project team will be led by Donald E. Hulse, Vice President Mining and Principal Mining Engineer.  Mr. Hulse has over 27 years of experience in the mining industry, including technical and general management, operational planning, economic analysis and cost estimation, pit and phase design, resource and reserve estimation, feasibility studies and reserve audits.  Mr. Hulse

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Texas Rare Earth Resources Contracts Gustavson Associates, LLC to Perform Scoping Study at Round Top
November 10, 2011
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is a Qualified Person as defined by NI 43-101, a Professional Engineer registered with the Colorado State Board of Professional Engineers and Land Surveyors, and a member of the Society of Mining, Metallurgy, and Exploration.

About Texas Rare Earth
Texas Rare Earth Resources Corp.'s primary focus is exploring and developing its Round Top rare earth minerals project.  The Round Top project is located in Hudspeth County, Texas, 85 miles east of El Paso, Texas.  Independently published data indicates the property may contain approximately 1.6 billion metric tons of rhyolite host rock, containing rare earth minerals with potentially a 70% ratio of heavy to total rare earth minerals.  Prior exploratory work also indicates the potential for a large zone of high-grade beryllium mineralization on the Company’s property.  Uranium mineralization is also present at the site.  The Company’s common stock trades on the OTCQB Market tier under the symbol “TRER.”

For more information on Texas Rare Earth Resources Corp., visit its website at http://www.trer.com.

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. This press release uses the term “resource”.  We advise U.S. investors that while this term is defined in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”), such term is not recognized by the SEC and is normally not permitted to be used in reports and registration statements filed with the SEC. U.S. Investors are cautioned not to assume that any defined resource would ever be converted into SEC compliant reserves.  Our Round Top rare earth-beryllium-uranium project currently does not contain any known proven or probable ore reserves under SEC reporting standards and our reference above to the metric tons of rhyolite contained at the project is a reference only to estimated in-place tonnage. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Texas Rare Earth Resources expects or anticipates will or may occur in the future, including such things as the potential development of the Round Top rare earth—beryllium-uranium project, estimates of mineralized material, the potential ratio of heavy to total rare earth minerals present at the Round Top project, the number of metric tons of rhyolite contained at the Round Top project, the anticipated timing and completion of the technical report, the expected timing and completion of the scoping study, the expected effects of the scoping study on defining a resource and de-risking the project, the expected results and contents of the scoping study and other such similar matters are forward-looking statements. When used in this press release, the words “potential”, “indicate”, “expect”, “intend”, “hopes,” “believe,” “may,” “will,” “if, “anticipate” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Texas Rare Earth Resources to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of mineralized material estimates, risks relating to completing and the results of  a  technical report at the Round Top project, risks related to completing and results of the scoping study, risks related to project development determinations, risks related to fluctuations in the price of rare earth minerals, the inherently hazardous nature of mining-related activities, potential effects on Texas Rare Earth Resource’s operations of environmental regulations, risks due to legal proceedings, risks related to uncertainty of being able to raise capital on favorable terms or at all, as well as those factors discussed under the heading “Risk Factors” in Texas Rare Earth Resource’s latest annual report on Form 10-K as filed on February 8, 2011, as amended, April 19, 2011, and other documents filed with the U.S. Securities and Exchange Commission. Although Texas Rare Earth Resources has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, Texas Rare Earth Resources assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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